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                                                            Exhibit No. 10.01(c)
                                                            Fimat USA, Inc.


                               CUSTOMER AGREEMENT

In consideration of the acceptance by FIMAT USA, Inc. ("FIMAT") of one or more accounts (the "Account(s)") of the undersigned ("Customer"), and of FIMAT acting as broker for Customer, the Customer agrees as follows:

I.   RISKS AND AUTHORITY

     A. RISKS OF COMMODITY TRADING. In addition to the Commodity Futures Trading Commission ("CFTC") mandated Risk Disclosure Statement attached hereto, Customer understands that (i) Customer may be trading in commodity futures contracts, options on commodity futures contracts, foreign futures contracts and options on foreign futures contracts (collectively, "Commodity Futures Contracts"), securities and securities options (collectively, "Securities"), derivative instruments, spot and forward contracts, physical commodities, cash and other properties and options thereon (collectively, "Other Account Instruments") and/or currencies and foreign exchange contracts and options thereon ("Forex," and together with Commodity Futures Contracts, Securities, Other Account Instruments and Forex being herein collectively defined as "Commodities"), and such trading is highly speculative, (ii) prices are subject to sharp upward and downward movements, (iii) price fluctuations may result in losses which substantially exceed the capital in Customer's Account(s), (iv) on trading days on which the subject of Customer's trading reaches its permissible exchange price limit, trading may cease, as a result of which Customer may be locked into substantial losses, and (v) in transactions on exchanges on which foreign currency is used, any profit or loss may be affected by exchange rate fluctuations. Customer is willing and able, financially and otherwise, to assume the risks of such trading. Customer recognizes that assurance of profit or freedom from loss is impossible to guaranty. Customer has received no assurance and will place no orders in reliance on any such assurance or similar representations. Customer understands that FIMAT may without notice to Customer exercise any of the remedies listed in Sections III.O and IV hereof if Customer fails to maintain adequate margin or if any other event of default occurs. Customer agrees to review carefully each confirmation statement FIMAT sends Customer and notify FIMAT immediately in accordance with Section III.F hereof.

     B. FIMAT'S AUTHORITY AND RESPONSIBILITY. Customer authorizes FIMAT to purchase and sell Commodities, as agent for Customer's Account(s) in accordance with the oral or written instructions of Customer or persons authorized in writing to act, or persons reasonably believed by FIMAT to be acting, on Customer's behalf. Unless Customer specifies to the contrary, FIMAT is authorized to execute all orders on any exchange or other market where such business is conducted which may be deemed by FIMAT, in its sole discretion, to be appropriate. Customer hereby waives any defense that any such instruction was not in writing, as may be required by any law, rule or regulation. FIMAT agrees to provide the services contemplated hereunder in any commercially reasonable manner.

          Customer authorizes FIMAT or its agents to investigate Customer's credit standing and in connection therewith to contact such banks (including, without limitation, any of FIMAT's Affiliates, such as Societe Generale), financial institutions and credit agencies, as FIMAT shall deem appropriate to verify information regarding Customer. Customer authorizes FIMAT, in its sole discretion, to provide and/or exchange any financial information with respect to Customer with any of FIMAT's Affiliates.

     C. INTRODUCED ACCOUNTS (ONLY IF APPLICABLE). Customer understands that Customer's Account(s) with FIMAT was introduced to FIMAT by an Intermediary (as defined in Section II.F below), and that, except for companies which are members of the FIMAT Group, the Intermediary is an independent business entity which is not in any way affiliated with or an agent of FIMAT. Customer hereby authorizes FIMAT to accept all orders and instructions from its Intermediary and hereby ratifies all orders and instructions which FIMAT believes in good faith to have been transmitted by its Intermediary on Customer's behalf, which FIMAT is authorized to act upon. If Customer is dealing with an Intermediary, make all checks payable to, and wire all funds directly to "FIMAT USA, Inc." FIMAT INTERMEDIARIES DO NOT HANDLE CUSTOMER FUNDS, EXCEPT TO FORWARD TO FIMAT CHECKS MADE OUT TO FIMAT.

     D. Customer Representations and Warranties. Except as disclosed in writing to FIMAT prior to execution an( delivery of this Agreement or in a subsequent written notice from Customer to FIMAT, Customer represents an( warrants as follows: (1) Customer is not (a) a general partner, officer, director, more than ten percent owner correspondent, agent (or person associated with an agent), associated person, or employee of a futures commission merchant, commodity trading advisor, commodity pool operator, or an introducing broker, (b) a relative, spouse, o: relative of a spouse of any of the foregoing persons who shares the same home with any such person, (c) a member of an exchange or a director or employee of an exchange, bank, trust company, insurance company, or regulator or self-regulatory organization, or
          (d) engaged individually or as an employee in the business of dealing, as broke or principal, in Commodities other items, documents of title relating to Commodities, bills of exchange



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          acceptances, or other forms of commercial paper, and if Customer becomes so employed or engaged Customer will promptly notify FIMAT in writing; (2) Customer, if applicable, (a) is duly organized and in good standing under the laws of the jurisdiction in which it was organized and in all jurisdictions where it is qualified to do business; (b), has the requisite capacity, power and authority to execute, deliver and perform its obligations under this Agreement and such Other Agreement, including without limitation, the granting of any security interests in the Collateral as contemplated hereby and thereby; (c) none of the execution, delivery or performance by Customer of its obligations under this Agreement or such Other Agreement conflict with the provisions of any material contract, agreement or instrument binding upon you or your properties, or the provisions of any law, statute, rule, regulation or decree, order or determination of any court of law applicable to Customer; and (d) no consent, authorization, permit or filing is required in connection with the execution, delivery and performance by Customer of this Agreement or such Other Agreement, except those that have been obtained or made and filings necessary to create, perfect and retain any security interest in, or lien upon, any Collateral for any of Customer's obligations to FIMAT; (3) Customer, if an individual, is of sound mind, legal age and legal competence; (4) no person other than Customer has or will have an interest in Customer's Account(s) except as otherwise disclosed in writing to FIMAT and (5) all the information provided in the Customer Application is true, correct and complete as of the date hereof and that Customer will promptly notify FIMAT of any material changes in such information.

     E. CUSTOMER IS PRINCIPAL. Unless Customer has advised FIMAT in writing otherwise prior to execution and delivery of this Agreement, Customer is acting for Customer's Account(s) as principal and not as agent in transactions under this Agreement. Customer will give written notice to FIMAT before granting any person or entity any interest in Customer's Account(s) or undertaking to act as agent for any party with respect to Customer's Account(s).

II.  DEFINITIONS (As used in the singular or plural)

     A. AFFILIATE. "Affiliate" includes Societe Generale, FIMAT International Banque, SA and any of their affiliates or subsidiaries.

     B. AGREED BY FIMAT. "Agreed by FIMAT" means an agreement in writing under the hand of a person whose name and signature at the material time appear on a list of authorized signatories maintained by FIMAT at its offices. A copy of the list is available for inspection upon reasonable notice at FIMAT's offices during usual business hours.

     C.   APPLICABLE LAW. "Applicable Law" shall have the meaning set forth in
          Section III.A.3 below.

     D. COLLATERAL. "Collateral" means all of Customer's right, title and interest in and to all goods and other property, including without limitation, Commodities, the Account(s), inventory, documents, accounts, general intangibles, chattel paper and all proceeds of such property including but not limited to interest on or profits from the Account(s). Any property en route to or allocated by any third party to FIMAT and/or any Affiliate shall be deemed "Collateral" for purposes of this Agreement.

     E. COMMODITY EXCHANGE. "Commodity Exchange" means any exchange, association, contract market or clearing association, whether incorporated or unincorporated, or persons who are engaged in the business of buying or selling any commodity or receiving the same for sale on consignment.

     F. INTERMEDIARY. "Intermediary" includes an introducing broker, fully disclosed futures commission merchant, foreign broker, or any other person or entity acting in a similar capacity.

     G. LIABILITY. "Liability" means all Customer's obligations direct or indirect to FIMAT or its Affiliates of whatever form and however arising, including any indebtedness now or hereafter existing under this Agreement or any Other Agreement or any debit balances in the Account(s).

     H. OTHER AGREEMENT. "Other Agreement" means any and all agreements, documents and instruments (including, without limitation, promissory note(s), security agreement(s), pledge agreement(s) and guaranty(s)) executed by or on behalf of Customer in favor of FIMAT and/or an Affiliate, as such agreements, documents and instruments may be amended, supplemented or otherwise modified. from time to time in accordance with their respective terms.


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III. TERMS OF TRANSACTIONS

     A. APPLICABLE RULES AND TERMS. The Account(s) and all transactions and agreements in respect of the Account(s) shall be subject to:

          1. the terms of this Agreement and any other terms Agreed by FIMAT and Customer;

          2. FIMAT's terms from time to time in effect with respect to the specific type of transaction and the terms of FIMAT's confirmation of the transaction, except to the extent specifically inconsistent with Subsection III.A.1 above;

          3. the regulations of all applicable Federal, state and self-regulatory agencies or authorities, including but not limited to: (i) the provisions of the Commodity Exchange Act, as amended, and any rules, regulations, orders and interpretations promulgated thereunder by the CFTC; and (ii) the constitution, by laws, rules, regulations, orders and interpretations of the Commodity Exchange (and its clearing house, if any) on which such transactions are executed and cleared, and any relevant registered futures association, including, without limitation, the National Futures Association ("NFA"), except to the extent Subsections III.A.1 or III.A.2 above provide more specific restrictions. All such provisions, rules, regulations, orders, interpretations, constitution, by-laws, custom and usage are hereinafter collectively referred to as "Applicable Law;" and

          4. customary practice in the trade, except to the extent specifically inconsistent with Subsections III.A.1, III.A.2, or III.A.3 above.

     B. MARGIN. Customer will pay to FIMAT (and only to FIMAT) all amounts FIMAT requires as margin or to satisfy any other of Customer's obligations under this Agreement in U.S. Dollars in immediately available funds, unless otherwise agreed, as FIMAT requires. FIMAT at any time may change the margin requirements with respect to Customer's Account(s) for existing positions as well as for new positions. The required margin may exceed the margin required by the Commodity Exchange (and its clearing house, if any) on which trades are cleared on behalf of Customer.

          FIMAT HAS NO OBLIGATION TO NOTIFY CUSTOMER OF ANY INSUFFICIENCY OF MARGIN IN CUSTOMER'S ACCOUNT(S) PRIOR TO EXERCISING RIGHTS AND REMEDIES UNDER SECTION IV OF THIS AGREEMENT.

     C. FEES AND COMMISSIONS. Customer will pay the fees and commissions FIMAT charges from time to time. FIMAT may share its fees, commissions and amounts accruing on Customer's Account(s) with persons that introduce Customer to FIMAT or provide other services to FIMAT.

     D. INTEREST. If Customer fails to pay FIMAT in immediately available funds any sum when due, then unless otherwise provided in any, Other Agreement, Customer will pay interest to FIMAT on the unpaid sum, while outstanding, at the lesser of (i) the maximum legal rate or (ii) 150% of the publicly announced prime lending rate of Societe Generale New York Branch as in effect from time to time while the unpaid sum is outstanding, compounded monthly. Customer acknowledges that FIMAT may receive and retain as its own any increment or interest accruing from any of the funds FIMAT receives from Customer.

     E. NO STANDARD REQUIREMENT. FIMAT has no obligation to impose uniform margin requirements, to publish details of fees or commissions, or to charge uniform fees, commissions or interest rates.

     F. CONFIRMATIONS AND STATEMENTS. FIMAT will promptly confirm in writing all transactions undertaken for Customer's Account(s). Customer shall timely review all confirmations received from FIMAT to check that the description of the transactions is accurate and that no transaction is omitted. Customer is conclusively bound by FIMAT's confirmations and statements of Customer's Account(s) if Customer does not object in writing before the earlier of ten days following transmission to Customer or by market opening on the day following Customer's actual receipt of such confirmation statements. With respect to transactions which Customer authorizes but for which no confirmation is received, Customer shall be deemed to have waived all objections unless FIMAT has received Customer's written request for a copy of the confirmation within five days of the transaction date. Customer understands that Customer should direct inquiries to FIMAT at 630 Fifth Avenue, Suite 500, New York, New York 10111, Attention: Compliance Department, or such other address as FIMAT may hereafter provide Customer. For the reporting of any alleged unauthorized trades or other trade improprieties, FIMAT authorizes and will accept "collect" telephone calls to the Compliance Department at (212) 504-7446. FIMAT is not bound by prices or transactions reported in error on confirmations and statements of Customer's Account(s).



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          Customer hereby authorizes FIMAT to transmit to it all confirmation and other statements of account activity, funds and positions by facsimile transmission or through the Internet to such address as Customer designates on the Customer Application, or as Customer designates from time in a writing addressed to the Compliance Department, as set forth in this paragraph. FIMAT reserves the right to assess its standard charge from time to time in effect for confirmation and other statements of account activity, funds and positions provided to customer through any other medium, as well as for duplicate statements of any kind. This authorization shall be; perpetual, unless revoked in writing by Customer in a writing addressed to the Compliance Department, as set forth in this paragraph.

     G. CAPACITY OF FIMAT; FLOOR BROKERS AND OTHERS; INDEMNIFICATION. FIMAT will execute Customer's; transactions solely as agent of Customer. In executing transactions on a Commodity Exchange, FIMAT may utilize floor brokers (who may be employees or other agents of FIMAT), and will be responsible for reasonable care in the selection of such brokers, but will not be responsible to Customer for negligence or misconduct of an independent floor broker if, at the time the floor broker was selected, the floor broker was authorized to act as suck under the rules of the relevant Commodity Exchange and the appropriate regulatory agency. FIMAT will not be responsible to Customer in the event of error, failure, negligence, or misconduct on the part of any Intermediary, commodity trading advisor, or other person acting on Customer's behalf and, without limiting the foregoing, FIMAT has no obligation to investigate the facts surrounding any transaction in Customer's Account(s) which is introduced by such Intermediary, commodity trading advisor, or other person. Customer will indemnify FIMAT and hold it harmless from and against any and all liabilities, penalties, losses, and expenses, including legal expenses, incurred by FIMAT as a result of any error, failure, negligence, or misconduct on the part of any such Intermediary, commodity trading advisor, or other person acting on Customer's behalf. FIMAT shall not responsible for any loss or damage caused, directly or indirectly, from any delays or inaccuracies in the transmission of orders, including but not limited to our automated order routing systems, or other information d to a breakdown in or. failure of any transmission or communication facilities for any reason including those reasons described in Section V.D. hereof. FIMAT shall only be liable for actions or inactions by FIMAT which amount to gross negligence or fraud. Customer also agrees that FIMAT shall not be liable to Customer for any losses, costs; expenses, or other damages sustained by Customer in the event of any failure or delay by any exchange, market, clearing house, bank or other depository institution where any of Customer's funds or other assets are maintained; or a failure or delay by any member, bank or agent of any of the foregoing, or a failure or delay by any of the foregoing to enforce its rules, to fulfill its obligations, or to make any payment, for any reason whatsoever. Customer waives any claim, cause of action or right as against FIMAT, its employees or agents which may arise or occur as a result thereof.

     H. Transaction Limits; Acceptance of Orders. FIMAT, solely for its own benefit and the benefit of other customers, may limit the number of transactions FIMAT executes, and the open positions FIMAT maintains or acquires, for Customer. Customer, acting alone or in concert with others, will not make any trade through FIMAT which would have the effect of exceeding the lower of limits imposed by FIMAT, the Commodity Exchange on which the transactions are executed, or any regulatory agency. If Customer exceeds its limit, FIMAT may require. the transfer of Customer's positions to another firm, or FIMAT may liquidate some or all of the Customer's positions as FIMAT elects in its sole discretion. Customer agrees to promptly advise FIMAT if Customer is required to file reports of its positions to the CFTC or any Commodity Exchange.

     I. Liquidation of Offsetting Positions. FIMAT shall liquidate any contract for which an offsetting order is entered by Customer on a first in, first out ("FIFO") basis, unless Customer instructs FIMAT not to liquidate such contract and to maintain the offsetting contracts as open positions; provided, that FIMAT shall not be obligated to comply with any such instructions given by Customer if Customer fails to provide FIMAT with any representations, documentation or information reasonably requested by FIMAT or if in FIMAT's reasonable judgment, any failure, to liquidate such offsetting contracts against each other on a FIFO basis would result in a violation of Applicable Law.

     J. Separate Accounts. Pursuant to CFTC Rule 1.46(e)(1), if FIMAT maintains or directs the trading for more than one account for Customer then, if held open, offsetting long and short positions in the separate accounts may result in the charging of additional fees and commissions and the payment of additional margin, although offsetting positions will result in no additional market gain or loss.

     K. Failure of Delivery. At least five business days prior to the earlier of first notice or last trading day of the delivery month, Customer must advise FIMAT whether Customer intends to take or make delivery, as the case may be, of items purchased and sold by FIMAT at Customer's direction, and, if delivery is intended, Customer must demonstrate to FIMAT's satisfaction Customer's ability to perform Customer's delivery obligations, in any manner required by FIMAT including, without limitation, by depositing with FIMAT the funds or documents necessary for


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          delivery. If Customer fails to so advise FIMAT or to demonstrate satisfactorily Customer's ability to perform, then without notice or demand to Customer, FIMAT may, but shall have no duty to, liquidate such positions on terms FIMAT deems reasonable, or take any other action FIMAT deems reasonable, including taking or making delivery as the case may be. If Customer fails to supply FIMAT, in a timely manner, with any item FIMAT has sold Customer's direction, FIMAT may borrow or purchase the item from any party, including an Affiliate, to make the delivery. FIMAT has no duty to borrow or purchase the item. Customer shall comply fully with Applicable Laws relating to taking or making any delivery, and shall, if taking delivery, take all steps as provided thereunder ensure that all items to be delivered are in compliance with Applicable Law. Customer will hold harmless and indemnify FIMAT for all liabilities, penalties, losses, and expenses, including any legal expenses and any penalty imposed by any Commodity Exchange, FIMAT incurs or reasonably anticipates incurring if Customer fails timely (1) to take good delivery of any item FIMAT has purchased at Customer's direction, (2) to supply FIMAT with or otherwise make good delivery of any item FIMAT has sold at Customer's direction, or otherwise, in connection with a delivery, or (3) to comply with Applicable Law, and FIMAT may in the event of any such failure, apparent failure, or otherwise withhold from Customer's Account(s) with FIMAT or any Affiliates the amount (however denominated) estimated by FIMAT as sufficient to satisfy the above indemnity, for application as FIMAT deems appropriate.

     L. FORWARDING AND STORAGE OF MATERIAL. If FIMAT on Customer's behalf arranges for packaging, shipping storage, or insurance, FIMAT's only liability will be for gross negligence or willful misconduct in the making of the arrangements.

     M. REIMBURSEMENT FOR TAXES, ETC. Customer will indemnify FIMAT for all taxes, levies, imposts, duties, charges and fees (including legal expenses) incurred in connection with any sale, purchase, forwarding or storage.

     N. PAYMENT. Customer's payments must be in freely transferable and immediately available funds to FIMAT account at a bank designated by FIMAT and without deduction for any taxes, imposts, duties, charges, or fees, free and clear of any withholding, restrictions, or conditions of any nature when received by FIMAT. Payment may not be effected by the delivery of bank notes or other legal tender unless Agreed by FIMAT. FIMAT may withhold any delivery until it receives payment in the foregoing manner.

     O. CLOSEOUT. Whenever FIMAT in its sole discretion, considers it necessary for Customer's protection or FIMAT's protection, FIMAT may, but is not obligated to, refuse to accept new positions and/or close out otherwise liquidate Customer's positions, and Customer will be liable for any deficiency in Customer's Account that may result therefrom.

     P. OPTIONS EXERCISE. Customer agrees that if Customer has a commodity option position with FIMAT and does provide timely instructions regarding the exercise of a commodity option on the last day of trading in that option. FIMAT, in its sole discretion and without prior notice to Customer, is authorized to exercise or abandon (i.e. let expire) the option. Customer further agrees that any exercise or abandonment of an option by FIMAT pursuant to this Agreement shall be for Customer's sole account and risk and FIMAT shall have no liability with respect thereto, and FIMAT shall have no duty to exercise such authority. Customer further agrees that, without FIMAT's written consent, Customer may not, on any day, exercise more than 20 options contracts with FIMAT unless Customer has margin with FIMAT in excess of the amount of margin FIMAT requires for the futures contract Customer would be assigned as a result of such exercise.

          Customer acknowledges that FIMAT's confirmation of purchase and sale statements will reflect option expiration dates that FIMAT obtains from sources generally believed to be reliable, and FIMAT will be responsible only for gross negligence, willful misconduct or fraud in connection therewith. If Customer holds options with a Friday expiration date, it is possible that, if a grantor, Customer could be assigned a futures position after the expiration of the option on Friday, and on some exchanges, as late as Saturday morning.

     Q. ADJUSTMENTS. On rare occasion FIMAT may, in error, not fill Customer's order or fill Customer's order at a price which is less favorable than the price which could have been obtained if the error had not occurred. In these circumstances, FIMAT will give Customer the filled order and cash adjust Customer's Account(s) so as to restore the price at which the order could have been executed had the error not occurred. Customer agrees however that when correcting its error, FIMAT obtains a position at a better price than Customer's order could have been filled at, Customer will only receive the fill Customer could have obtained if Customer's orders had been executed without error (and FIMAT will receive any difference).

     R. EXCHANGE OF PHYSICAL FOR FUTURES TRANSACTION. Customer agrees to create, retain, and produce, upon request a Commodity Exchange, the CFTC, or the United States Department of Justice, documentation of cash transaction


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          underlying exchanges of futures for cash commodities or exchanges of futures in connection with cash commodities transactions in accordance with Applicable Law. Documentation means those documents customarily generated in accordance with cash market practices and/or required by the relevant Commodity Exchange or regulatory authority which demonstrate the existence and nature of the underlying cash transactions, including, but not limited to, contracts, confirmation statements, telex printouts, invoices, and warehouse receipts or other documents of title.

     S. DIRECT ORDER TRANSMITTAL CLIENT DISCLOSURE. On occasion, when FIMAT's offices are closed, Customer may request that FIMAT grant it authority to place orders directly with one or more of FIMAT's non-U.S. Affiliates for execution on non-U.S. exchanges, or for transactions on U.S. exchanges to be executed on GLOBEX, NYMEX ACCESS or other electronic trading systems. If FIMAT grants Customer such authority, the following conditions shall apply: (1) the order(s) Customer places with FIMAT's non-U.S. Affiliate will be for FIMAT's omnibus account maintained directly or indirectly with FIMAT's non-U.S. Affiliate; (2) Customer will be a client of FIMAT and not of the non-U.S. Affiliate;
          (3) all monies, securities and property of Customer will be maintained log FIMAT; and (4) unless Customer objects within five days after receipt of this Agreement, FIMAT may assume Customer consents to these conditions.

IV.  SECURITY AGREEMENT AND DEFAULT PROVISIONS

     A. SECURITY INTEREST. Customer hereby grants FIMAT a security interest in the Collateral and proceeds thereof, security for the prompt payment and performance of any and all Liabilities.

     B. FIMAT'S RIGHTS RESPECTING COLLATERAL. Customer will sign and deliver all agreements, instruments, certificates and documents FIMAT requests to create, perfect, preserve and protect the security interest in any of the Collateral, accompanied by such instruments of assignment and transfer and in such form as FIMAT should reasonably request. Customer appoints FIMAT as Customer's agent to sign, deliver, complete and file any such agreements, instruments, certificates and documents on Customer's behalf. FIMAT has no obligation to return the identical item of Collateral, but only to replace the item with property of like kind and substantially similar quantity, subject to adjustment for quantity variations at then prevailing market prices. FIMAT may, at any time and without limitations except those imposed by law, pledge, re-pledge, hypothecate, loan or invest any Collateral without notice to Customer or the obligation to account to Customer for any interest, income, or other benefit from any of the Collateral. Customer agrees to permit FIMAT and/or its agents and representatives at any time to inspect any of the Collateral and make abstracts or copies from any of Customer's books and records pertaining to the Collateral. The right is expressly granted to FIMAT, in its sole discretion, to notify warehousemen, consignees, bailees or any other persons in possession of Collateral of FIMAT's security interest therein. Unless Agreed by FIMAT, the undersigned will not file or authorize or permit to be filed in any jurisdiction any such financing or like statement in which FIMAT is not named as the sole secured party. Upon the request of FIMAT Customer shall, at Customer's expense, keep insured all Collateral which is tangible property for full value, with such coverage as FIMAT may approve, and the policies shall be duly endorsed in FIMAT's favor and delivered to FIMAT.

     C. EVENTS OF DEFAULT. In addition to any "Event of Default" which may be defined in any Other Agreement, and not by way of limitation of any right FIMAT otherwise has to demand payment at any time of any of the Liabilities, the following events shall constitute an "Event of Default": (1) Customer breaches, repudiates, or defaults in any way on any agreement with FIMAT or any Affiliate (including Customer's agreement to provide margin) or with a third party; or (2) FIMAT, in its sole discretion, determines that it has sufficient grounds for insecurity with respect to Customer's performance of any obligation to any person and Customer fails to provide assurance of performance of the obligation satisfactory to FIMAT; or (3) any proceeding is commenced by or against Customer under any bankruptcy, insolvency, relief of debtor, or similar law, or Customer makes an assignment for the benefit of creditors, a receiver, trustee, conservator, liquidator or similar officer is appointed for Customer or any of Customer's property; or (4) Customer's Account(s) are attached or levied against; or (5) any of Customer's representations to FIMAT or any Affiliate, whenever or wherever made, were misleading when made or deem made or later becomes untrue; or (6) Customer dies, is disabled or becomes legally incompetent; or (7) Customer or any organization of which Customer is a member suspends or threatens to suspend the transaction of its usual business, or any proceeding is commenced with respect to any of Customer's property or any such organization; or (8) Customer is a party to any merger, consolidation or sale of all or substantially all of its assets unless Agreed by FIMAT prior thereto; or (9) FIMAT has reason to believe that any of the foregoing is likely to occur imminently.

     D.   FIMAT's Remedies Upon Default.

          l. Customer absolutely and unconditionally agrees that upon the occurrence of an Event of Default, FIMAT, on behalf of itself and as agent for any Affiliate, may exercise any one or more of the following remedies (except that, upon the occurrence of any Event of Default set forth in Section IV.C.(3) above, the remedies specified in subparagraphs a, b, c, and g below shall thereupon be deemed for all purposes to have been exercised, immediately and without action by FIMAT), with only such notice as is required by Applicable Law and cannot be waived, without prejudice to any other remedies:

               a. FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may terminate any or all of FIMAT's and/or any Affiliates obligations to Customer for future performance;

               b. FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may treat any or all of Customer's Liabilities and/or Customer's obligations to any Affiliates, including credit or debit balances, as immediately due, and may treat all limits, margin facilities and call tolerance facilities in place as revoked;

               c. FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may consolidate Customer's Account(s) or any of them at FIMAT and/or any Affiliates;

               d. FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may sell any or all non-cash Collateral held long by FIMAT and/or any Affiliates;

               e. FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may close out or hedge for Customer's Account(s) any or all open positions in Customer's Account(s) at FIMAT and/or any Affiliates pursuant to Section III.O above or otherwise, in any manner it deems reasonable under the circumstances;

               f. FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may borrow, lend, sell or buy from any party, including itself and/or any Affiliates, any property necessary to cover or hedge any or all positions in Customer's Account(s) at FIMAT and/or any Affiliates; and

               g. FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may offset the proceeds of the sale of non-cash Collateral, cash Collateral, and sums owing Customer by FIMAT and/or Affiliates (including any sums arising from the operation of this Section D), against Customer's Liabilities and Customer's obligations to any Affiliates, without prejudice to FIMAT's right to recover the balance of Customer's Liabilities and any Affiliates' right to recover the balance of Customer's obligations to them.

                    Customer appoints FIMAT as Customer's agent to sign, complete, and deliver any and all documents necessary or desirable to carry out the foregoing. None of FIMAT nor any of its Affiliates, nor any of its agents or representatives will be responsible for losses or lost profits, accrued or anticipated, resulting from any position or transaction entered to enforce the foregoing remedies. Customer waives the right of set off in any action brought by FIMAT to collect amounts owned by Customer to FIMAT.

               Customer will indemnify and hold harmless FIMAT and its Affiliates, and their respective agents and representatives from any liabilities, penalties, losses, costs and expenses, including but not limited to reasonable attorney fees (whether the reasonable fees and charges of external legal counsel and/or the costs and charges, if any, allocated by internal legal department), which FIMAT and/or any Affiliates incur in connection with (i) the exercise of any remedy hereunder or under any Other Agreement, (ii) the care or custody of the Collateral and defending or asserting the rights and claims of FIMAT and/or any Affiliates in respect thereof, and (iii) meeting any obligation of FIMAT and/or any Affiliates which would otherwise fail to be performed by reason of an Event of Default.

V. MISCELLANEOUS

     A.   GOVERNING LAW AND SUBMISSION TO JURISDICTION.

          All disputes between FIMAT and Customer including, but not limited to, disputes arising directly or indirectly as a result of, or the relationship established as a result of, this Agreement, shall be governed by the substantive laws of the State of New York, without regard to principles of choice of law. Notwithstanding any provision of Applicable Law, Customer agrees to commence all actions of any kind against FIMAT within one year of the event giving rise to any dispute. Customer irrevocably submits to the jurisdiction of the courts of New York and of the Federal Courts of the Southern District of New York with respect to litigation relating to all such disputes, including, but not limited to, disputes arising directly or indirectly as a result of or the relationship established as a result of this Agreement and transactions subject to this Agreement, agrees to commence actions and proceedings and assert claims for relief involving them only in such courts (unless Customer has otherwise agreed to arbitrate all disputes against FIMAT, in which case such arbitration shall be held only in New York City), and consents to service of process by the mailing of copies to Customer by certified mail to Customer's address as it appears on the books of FIMAT. Such service shall be effective ten days after mailing.

     B. WAIVER OF JURY TRIAL. CUSTOMER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO, BUT NOT LIMITED TO, DISPUTES ARISING DIRECTLY OR INDIRECTLY AS A RESULT OF, OR THE RELATIONSHIP ESTABLISHED AS A RESULT OF, THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION THEREWITH. CUSTOMER'S WAIVER OF TRIAL BY JURY IS A PREREQUISITE TO, AND INDUCEMENT OF FIMAT TO OFFER, THE OPENING OF CUSTOMER'S ACCOUNT(S).

     C. APPLICABLE LAW AND NOTES FOR GERMAN CLIENTS. Contrary to German Law, the substantive law of New York does not distinguish between binding and non-binding terminal (futures) transactions (see paragraph 53 of the German Borsengesetz). All trades under this Agreement are therefore binding market transactions. Customer acknowledges that under German Law futures trading gives rise to an imperfect obligation (as provided in paragraphs 762 and 764 of the Burgerliches Gesetzbuch ("BGB") and paragraph 58 of the German Borsengesetz). Customer also acknowledges that under paragraph 814 of the BGB disclosure of this fact removes any and all rights Customer might otherwise have as a result of the "Differenzeinwand" (paragraph 812 of the BGB). Customer credit balance held by FIMAT will be applied to fulfill, discharge and perform the transaction(s) and as an advance performance or down payment to cover any transaction(s) trading costs.

     D. Force Majeure; Warranty and Disclaimer of Warranties. FIMAT shall not be liable for any delay in performance or for non-performance of its obligations caused by any event beyond the reasonable control of FIMAT. FIMAT may, without liability, cancel this Agreement or any particular transaction contemplated hereunder if its performance is delayed or rendered impossible due to any such event. FIMAT's sole warranty is that any commodity delivered by it will conform to the description on any confirmation prepared and delivered by FIMAT with respect thereto. FIMAT EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED.

     E. NON-WAIVER; NON-ASSIGNMENT; TIME OF THE ESSENCE. This Agreement and the Other Agreements, if any, constitute the entire Agreement between FIMAT and Customer with respect to the subject matter hereof and supersede all other understandings, agreements, or communications concerning such subject matter. Any oral representations, warranties, inducements, or agreements made by any representative of FIMAT inconsistent with the provisions of this Agreement are excluded and will not bind FIMAT. FIMAT will be bound by waivers and modifications of any of the terms of this Agreement, any other written agreement, or any transaction, or any attempted assignment by Customer of any right or interest in this Agreement, any other agreement, or any transaction, only if Agreed by FIMAT (as defined). Such agreement will bind FIMAT only in relation to the waiver, modification, or assignment, to which FIMAT has consented in writing. Customer hereby waives the right to claim estoppel or forbearance unless Agreed by FIMAT. Any agreement by FIMAT to forbear liquidation, pursuant to any of its rights and remedies hereunder, may be revoked by FIMAT upon 24 hours notice to Customer (unless a shorter time is commercially reasonable under the circumstances), which notice Customer hereby deems reasonable. FIMAT's failure to exercise any right or remedy is not a waiver of the right or remedy not exercised or any other right or remedy. Time is of the essence in the performance of Customer's obligations.

     F. BINDING EFFECT. This Agreement covers all of Customer's Account(s) with FIMAT, is binding on Customer and Customer's estate, legal representatives, successors and assigns and inures to the benefit of FIMAT and its successors and assigns.

     G. COMMUNICATIONS. Communications may be sent to Customer by mail, telex, telegraph, facsimile transmission, messenger, or other reasonable means at its current address shown on FIMAT's records, and are deemed received when Customer actually receives them or 24 hours after they are sent, whichever first, occurs. FIMAT, in its sole discretion, may record, on tape or otherwise, any telephone conversation between FIMAT and Customer involving their respective officers, agents and employees. Customer hereby agrees and consents to such recording, with or without the use of an automatic tone warning device, and waives any right Customer may have to object to the use or admissibility into evidence of such recording in any legal proceeding between Customer and FIMAT or in any other proceeding to which FIMAT is a party or in which FIMAT's records are subpoenaed. Customer acknowledges that FIMAT may erase such recordings after a reasonable period of time. FIMAT shall be entitled to rely on any instructions, notices and communications, whether oral or in writing, that it believes to be that of an individual authorized to act on behalf of Customer as authorized to act on its behalf, and Customer shall be bound thereby. Customer hereby waives any defense that any such instruction was not in writing as may be required by the Statute of Frauds or any other similar law, rule or regulation. Customer will indemnify FIMAT and hold FIMAT harmless from and against all liabilities, penalties, losses, and expenses, including legal expenses, incurred by FIMAT as a result of FIMAT's acting upon such instructions.

     H. NON-EXECUTION. Any failure by Customer to duly sign this Agreement is not a waiver by FIMAT of any rights it otherwise has against Customer.

     I. FIMAT HAS NO RESPONSIBILITY FOR ADVICE. FIMAT is not acting as fiduciary, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of any Account(s) opened by Customer and FIMAT shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors or investment advisers. Customer will not enter into any transaction with FIMAT, and will not hold FIMAT responsible for losses, as a result of any prediction, recommendation, or representation made by any representative of FIMAT. Any information or advice communicated by FIMAT, although based upon information from sources FIMAT believes to be reliable, may be incomplete or inaccurate, may not be verified, and may be changed without notice to Customer. FIMAT makes no representation as to the accuracy, completeness, reliability or prudence of any such information or advice or as to the tax consequences of Customer's futures or options trading.

     J. APPOINTMENT OF AGENT. Customer's appointment of an agent on the "Trading and Fee Payment Authorization Limited to Purchases and Sales of Commodities" form ("Trading Authorization"), if applicable, is notice to FIMAT that the person so designated (the "Agent") is Customer's agent in respect of Customer's Account(s) with FIMAT, with complete authority on Customer's behalf to place orders for purchases and sales, including short sales, for cash or on margin, of Commodities other items in respect of which Customer may from time to time enter into transactions in one or more of Customer's Account(s) with FIMAT, for immediate or future delivery, to effect delivery and performance of the orders and of the obligations undertaken in connection with the orders, to borrow funds from FIMAT to finance any of the transactions, to lend or pledge Customer's properties with MAT and otherwise to secure Customer's Liabilities, withdraw or direct the payment of monies, securities, commodities, or other property from Customer's Account(s) with FIMAT, including to compensate Agent for its services, to settle Customer disputes with FIMAT or between Customer or any other party with whom FIMAT deals for Customer or with whom Customer deals through FIMAT as broker for the third party, and. to sign and deliver on Customer's behalf notices and other documents and to take all other actions necessary or desirable to carry out the terms of this Agreement. Customer agrees to notify FIMAT promptly in writing of the revocation or modification of the Agent's authority. Customer will indemnify FIMAT and hold FIMAT harmless from and against all liabilities, penalties, losses, and expenses, including legal expenses, incurred by FIMAT in acting as instructed by the Agent and in continuing to act in reliance on the Trading Authorization after revocation or modification but prior to FIMAT's receipt of written notice thereof.

     K. TERMINATION. Customer may terminate this Agreement, at any time when Customer has no Liabilities and no open positions which could give rise to subsequent Liabilities, upon the actual receipt by FIMAT of written notice of termination. FIMAT may terminate this Agreement at any time upon mailing or delivery of written notice of termination to Customer, provided that any such termination will not affect any transactions theretofore entered into and will not relieve either party of any obligations in connection with any debt or credit balance or other liability or obligation incurred prior to the termination.

       L. MULTIPLE PARTIES. If any Account(s) established pursuant to this Agreement is on behalf of more than one person:

            1. each signing person is jointly and severally liable for the full and timely performance of all the obligations of all signing persons in connection with this Agreement and any account established and any transaction effected under this Agreement; and the terms hereof shall survive the legal incompetence or death of any or all signing persons;

            2. in connection with any Account(s) established under this Agreement, FIMAT may act upon any order, request or instruction from any one signing person without the necessity of confirmation from any other;

            3. the delivery of any report, statement, notice or other communication to any one signing person is deemed to have been to all of the signing persons;

            4. FIMAT may deliver any Collateral of any of the signing persons to any one or more of the signing persons, and make payments from any Account(s) established pursuant to this Agreement to or upon the order or direction of any one of them, and FIMAT is under no obligation to inquire into the purpose of any request for the delivery of any such Collateral or the making of any such payment, or to see to the disposition or application thereof; and

            5. unless FIMAT is advised otherwise in writing, the interest of the signing persons in any Account(s) established under this Agreement shall be deemed to be a joint tenancy with rights of survivorship and not a tenancy in common.

       M. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid, the remainder of this Agreement, and the application of such provision to persons or circumstances other than these as to which it is held invalid, shall not be affected thereby.

       N. CAPTIONS. Captions used in this Agreement are used for convenience and neither form an integral part of this Agreement nor limit the applicability or affect the meaning of any of the Agreement's provisions.

VI.    ELECTRONIC TRADING SYSTEMS

       FIMAT may make available to Customer the ability to trade, directly or indirectly (in whole or in part), through electronic trading systems
       (ETS) such as GLOBEX or ACCESS or other electronic systems. The sponsoring organizations or such systems may make certain information available and in some cases require special disclosures for these systems. To the extent these disclosures are required and other information is available, it has been set forth in the accompanying booklet entitled "Exchange Disclosures and Notices," which Customer acknowledges receiving by signing below.

VII.   ACCEPTANCE OF AGREEMENT

       This Agreement shall not be deemed to be accepted by FIMAT or become a binding contract between Customer and FIMAT until approved by a duly authorized officer of FIMAT in writing in accordance with its internal procedures. Customer represents, unless Customer has executed the Joint Tenants Agreement; the Partnership Authorization; the Certificate of Corporate Resolution; or the Trust Authorization, that this is an individual account and, no one else has an interest in this account and Customer has authority and capacity to enter into this Agreement.

VIII.  OTHER AGREEMENTS AMONG THE PARTIES; CONFLICTS

       Customer acknowledges that in addition to this Agreement, FIMAT may request that Customer and/or any Affiliate of Customer to execute and deliver such agreement(s), instrument(s) and document(s) as FIMAT may prescribe, which agreement(s), instrument(s) and documents upon their execution, shall become an Other Agreement. In the event of a conflict between the provisions of this Agreement and the provisions of any Other Agreement, the provisions of this Agreement shall govern to the extent the underlying transactions relate to futures contracts or options thereon.

IX.  FOR HEDGE CUSTOMERS ONLY

     CUSTOMER WARRANTS, BY INITIALLING IN A BOX BELOW, THAT IT WILL ENGAGE IN BONA FIDE HEDGING TRANSACTIONS PURSUANT TO CFTC REGULATION 1.3(z). IN THE EVENT OF BANKRUPTCY, CUSTOMER PREFERS THAT THE TRUSTEE (PLEASE INITIAL CHOICE)


              [ ]     LIQUIDATE                [ ]     NOT LIQUIDATE


     OPEN COMMODITY CONTRACTS IN CUSTOMER'S HEDGE ACCOUNT WITHOUT SEEKING ITS INSTRUCTIONS.


PLEASE ACKNOWLEDGE YOUR AGREEMENT AND CONSENT TO THIS CUSTOMER AGREEMENT BY SIGNING BELOW.

BY SIGNING BELOW, CUSTOMER ALSO ACKNOWLEDGES THAT CUSTOMER HAS RECEIVED AND UNDERSTANDS THE FOLLOWING ATTACHED DISCLOSURE STATEMENT PRESCRIBED BY THE CFTC:

Please initial if received and understood:

            [ ]   Risk Disclosure Statement
                  for Futures and Options
                  Attached at pg. 1



ACCOUNT NAME:
             --------------------------------

BY:
   ------------------------------   ---------   --------------------------------
      Authorized Signature             Date         Name (Please Print)

BY:
   ------------------------------   ---------   --------------------------------
      Authorized Signature             Date         Name (Please Print)